As filed with the Securities and Exchange Commission on April 26, 2012

Registration No. 333-171574

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

CHINA SHESAYS MEDICAL COSMETOLOGY INC.
(Exact name of registrant as specified in its charter)

_________________

Nevada	7389	01-0660195
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Sichuan SHESAYS Cosmetology Hospital Co., Ltd
New No. 83, Xinnan Road, Wuhou District
Chengdu City, Sichuan Province, People’s Republic of China 610041
00-86-028-85482277
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yixiang Zhang
Chief Executive Officer
Sichuan SHESAYS Cosmetology Hospital Co., Ltd
New No. 83, Xinnan Road, Wuhou District
Chengdu City, Sichuan Province, People’s Republic of China 610041
00-86-028-85482277
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________
With Copies to:

Jiannan Zhang, Ph.D.
Cadwalader, Wickersham & Taft LLP
2301 China Central Place, Tower 2 No. 79 Jianguo Road
Beijing 100025, People’s Republic of China
Tel: +86 (10) 6599-7270
Fax: +86 (10) 6599-7300

From time to time after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

This Post-Effective Amendment No. 1 deregisters those securities that remain unsold hereunder as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer [_]	Accelerated filer [_]
Non-accelerated filer [_]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-1 (File No. 333-171574), which was declared effective by the Securities and Exchange Commission on February 3, 2012 (the “Registration Statement”), is being filed to deregister all 648,000 shares of common stock registered under the Registration Statement, none of which has been sold as of the date hereof, and to terminate the effectiveness of the Registration Statement. The Company has decided to terminate the offering under the Registration Statement and pursuant to the undertakings contained in the Registration Statement is filing this Post-Effective Amendment to deregister all shares that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in Chengdu City, Sichuan Province, PRC, on April 26, 2012.

CHINA SHESAYS MEDICAL COSMETOLOGY INC.

By: /s/ Yixiang Zhang
Date: April 26, 2012	Yixiang Zhang
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, thisPost-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Yixiang Zhang	Chief Executive Officer	April 26, 2012
Yixiang Zhang	Chairman of the Board
(principal executive officer)

/s/ Wenbin Zhu	Chief Financial Officer	April 26, 2012
Wenbin Zhu	(principal financial and accounting
officer)